Webb & Company, P.A.
Certified Public Accountants

August 17, 2010

Securities and Exchange Commission
100 F Street NE
Washington, D.C. 20549

Re: Idle Media, Inc.  (f/k/a National Golf Emporium, Inc.)

File Ref. No. 333-156069

We have read the statements of Idle Media, Inc. (f/k/a National Golf Emporium, Inc.) pertaining to our firm included under Item 4.01 of its Form 8-K dated August 17, 2010, and we agree with such statements as they pertain to our firm.

Regards,

/s/ Webb & Company, P.A.

WEBB & COMPANY, P.A.
Certified Public Accountants